EXHIBIT 1.1


 [SEAL]  DEAN HELLER
                  Secretary of State
                  206 North Carson Street                     FILED#   C15795-04
                  Carson City, Nevada 89701-4299
                  (775) 684 5708 JUN 11 2004 Website: secretaryofstate.biz
                  IN THE OFFICE OF
                                                                 /S/ DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY


1.       Name of
         Corporation                   SMART TRUCK SYSTEMS, INC.

2.       Resident Agent                PARACORP INCORPORATED
         Name and Street
         Address:                      318 NORTH CARSON STREET #208       CARSON CITY      NEVADA   89701
         (must be a Nevada address     Street Address                     City             State    Zip Code
         where process may be
         served)
                                       Optional Mailing Address           City             State    Zip Code

3.       Shares:                       common
         (number of shares             Number of shares  50,000,000        .001             Number of shares
         corporation                   with par value       100,000   par value:$   .001    without par value
         authorized to issue                             preferred

4.       Names &                       1. ROBERT CASHMAN
         Addresses,                       Name
         Of Board of
         Directors/Trustees:           318 NORTH CARSON STREET #208        CARSON CITY      NEVADA   89701
         (attach additional page       Street Address                      City             State    Zip Code
         there is more than 3
         directors/trustees)           2. Name

                                       Street Address                      City             State    Zip Code

                                       3.
                                          Name

                                       Street Address                      City             State    Zip Code

5.       Purpose: (optional-see instructions)

6.       Names, Address              DEBORAH A. COOKE                   /S/DEBORAH A. COOKE
         and Signature of            Name
         Incorporator,
         (attach additional page     318 NORTH CARSON STREET #208        CARSON CITY      NEVADA   89701
         there is more than 1        Address                               City           State    Zip Code
         incorporator)

7.       Certificate of
         Acceptance of              I hereby accept appointment as Resident Agent for the above named corporation
         Appointment of
         Resident Agent:            /S/ DEBORAH A. COOKE for Paracorp Incorporated       6/11/04
                                    Authorized Signature of R.A. or On Behalf of R.A. Company



         This form must be accompanied by appropriate fees. See attached fee schedule.
                                 Nevada Secretary of State Form 78 ARTICLES 2003
                                                             Revised on 11/21/03


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              ARTICLES OF SMART TRUCK SYSTEMS, INC. CONTINUED




Article #8: The type of business is to engage in any lawful activity for which a corporation may be duly organized under the General Corporation Law of Nevada.


Article #9: All shares are non-assessable at this time.

Article #10: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

Article #11: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

Article #12: The corporation shall have perpetual existence.






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